SIXTH AMENDMENT
                     TO AMENDED AND RESTATED
                   LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of May 10, 1999, and entered into by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Lender") and CLIMATE MASTER, INC. ("Climate Master"), INTERNATIONAL ENVIRONMENTAL CORPORATION ("IEC"), EL DORADO CHEMICAL COMPANY ("EDC") and SLURRY EXPLOSIVE CORPORATION ("Slurry") (Climate, IEC, EDC, and Slurry being collectively referred to herein as "Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 21, 1997 as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 12, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 1998, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 1998, and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 8, 1999 (as so amended, the "Agreement");

     WHEREAS, LSB Industries, Inc. ("LSB") has refinanced its automotive group of subsidiaries identified as L&S Bearing Co., an Oklahoma corporation, L&S Automotive Products Co., a Delaware corporation, LSB Extrusion Co., an Oklahoma corporation, Rotex Corporation, an Oklahoma corporation, Tribonetics Corporation, an Oklahoma corporation, and International Bearings, Inc., an Oklahoma corporation (collectively, the "Automotive Group");

     WHEREAS, the Automotive Group has entered into a financing arrangement with Congress Financial Corporation ("Congress") for a line of credit and term loan of up to $18,550,000 which funds were used to pay off Lender's working capital loans to the Automotive Group and, in addition, upon Borrower's request Lender has issued a one-year letter of credit for the benefit of Congress with LSB as "account debtor";

     WHEREAS, Lender and each member of the Automotive Group have executed mutual releases;

     WHEREAS, the Borrower desires that the Lender amend the Agreement in certain respects; and

     WHEREAS, the Lender is willing to amend the Agreement subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                            ARTICLE I

                           Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                            ARTICLE II

                            Amendments

     Section 2.01 The following definitions are hereby amended in their entirety to read as follows:

               "LSB Borrower Subsidiaries" means LSB, Morey Machinery Manufacturing
     Corporation and Summit Machine Tool Manufacturing Corp.

               "LSB Consolidated Borrowing Group" means the LSB Borrower Subsidiaries and the CCI Consolidated Borrowing Group.

               "LSB-Related Loan Agreements" means the following loan agreements: (i) this
     Agreement; and (ii) the Second Amended and Restated Loan and Security Agreement
     dated of even date herewith between Lender and the LSB Borrower
Subsidiaries.

               "Springing Covenant Event" means three consecutive Business Days when the aggregate Availability of the LSB Consolidated Borrowing Group under all of the LSB-
     Related Loan Agreements is less than Fifteen Million Dollars
($15,000,000) (with
     Availability calculated for this purpose without taking into account any then outstanding
     Overadvance Amount) on each such Business Day.

     Section 2.02 The following new definition is hereby added to the Agreement:

               "Overadvance Amount" means the following amounts which are taken into account in calculating Availability under the other LSB-Related Loan Agreement: $500,000 before October 31, 1999; $333,334 between October 31, 1999 and November 29, 1999;
     and $166,668 between November 30, 1999 and December 30, 1999.

                          ARTICLE III

          Ratifications, Representations and Warranties

     Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed

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
and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                            ARTICLE IV

                       Conditions Precedent

     Section 4.01.  Conditions.  The effectiveness of this
Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

              (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

              (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral since March 31, 1999, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

              (iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

         (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                            ARTICLE V

                          Miscellaneous

     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 5.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 5.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right,

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
power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 5.08.  Headings.  The headings, captions and
arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or
(f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 5.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 5.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                         "BORROWER":

                         CLIMATE MASTER, INC.


                         By:
                            ___________________________________
                         Name:
                                 _______________________________
                         Title:
                                  _______________________________


                         INTERNATIONAL ENVIRONMENTAL CORPORATION


                         By:
                            ____________________________________
                         Name:
                              __________________________________
                         Title:
                               _________________________________


                         EL DORADO CHEMICAL COMPANY


                         By:
                             ___________________________________
                         Name:
                              __________________________________
                         Title:
                              __________________________________


                         SLURRY EXPLOSIVE CORPORATION


                         By:
                             ____________________________________
                         Name:
                               __________________________________
                         Title:
                               ___________________________________


                         "LENDER"

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION


                         By:
                             ______________________________________
                              Michael J. Jasaitis, Vice President

                   CONSENTS AND REAFFIRMATIONS

     The undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 10, 1999, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and Bank of America National Trust and Savings Association ("Creditor") and reaffirms its obligations under that certain Continuing Guaranty (the "Guaranty") dated as of November 21, 1997, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty remains in full force and effect and the Guaranty is hereby ratified and confirmed.

     Dated as of May 10, 1999.

                              CLIMACHEM, INC.



                              By:
                                 _________________________________
                                 David Goss, Vice Chairman

                   CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 10, 1999, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and Bank of America National Trust and Savings Association ("Creditor") and each reaffirms its obligations under that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of November 21, 1997, and acknowledges and agrees that such Guaranty remains in full force and effect and each Guaranty is hereby ratified and confirmed.

     Dated as of May 10, 1999.

                              LSB INDUSTRIES, INC.
                              SUMMIT MACHINE TOOL MANUFACTURING
                                 CORP
                              MOREY MACHINERY MANUFACTURING
                                   CORPORATION


                              By:
                                 _______________________________
                              Name:
                                   _____________________________
                              Title:
                                    ____________________________












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